Contact: Dirk Sodestrom, Actel Corporation (650) 318-4795

For Release: February 3, 2009 @ 1:30 P.M. PT

ACTEL ANNOUNCES FOURTH QUARTER 2008 FINANCIAL RESULTS
AND CORPORATE RESTRUCTURING
Restructuring Plan Expected to Reduce Quarterly Expenses by $6.5 Million

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $52.8 million for the fourth quarter of 2008, up 2 percent from the fourth quarter of 2007 and down 1 percent from the third quarter of 2008. For the full fiscal year, net revenues were $218.4 million, up 11 percent from fiscal 2007.

Non-GAAP net income, which excludes stock-based compensation, adjustments to deferred tax valuation allowances, expenses associated with a reduction-in-force and other cost reduction initiatives taken during the fourth quarter, and other non-recurring adjustments, was $3.3 million for the fourth quarter of 2008 compared with $2.6 million for the fourth quarter of 2007 and $1.9 million for the third quarter of 2008. Non-GAAP net income was $12.0 million, or $0.46 per diluted share, for the 2008 fiscal year compared with $10.7 million, or $0.39 per diluted share, for the 2007 fiscal year.

Including stock-based compensation, adjustments to deferred tax valuation allowances, expenses associated with the fourth quarter reduction-in-force, and other non-recurring adjustments in accordance with generally accepted accounting principles (GAAP), Actel reported a net loss of ($12.5) million, or ($0.48) per basic share, for the fourth quarter of 2008 compared with a net loss of ($1.3) million, or ($0.05) per basic share, for the fourth quarter of 2007 and net loss of ($1.4) million, or ($0.05) per basic share, for the third quarter of 2008. Net loss in accordance with GAAP was ($11.7) million, or ($0.45) per basic share, for the 2008 fiscal year, compared with a net loss of ($2.9) million, or ($0.11) per basic share, for the 2007 fiscal year. The provision for income taxes for the 2008 fourth quarter and fiscal year includes non-cash charges of $13.3 million to increase the Company’s valuation allowance associated with its deferred income tax assets. The increase in the valuation allowance results from uncertainties surrounding the nature and timing of the taxable income required to realize certain tax credits and net operating loss carryforwards. Charges of $2.4 million for expenses associated with the fourth quarter reduction-in-force adversely affected net income in accordance with GAAP for the fourth quarter of 2008 and the 2008 fiscal year.

Gross margin was 59.1 percent for the fourth quarter of 2008 compared with 55.0 percent for the fourth quarter of 2007 and 58.0 percent for the third quarter of 2008. Gross margin was 58.9 percent for the 2008 fiscal year compared with 58.2 percent for the 2007 fiscal year.

Corporate Restructuring

Actel also today announced a company-wide restructuring plan that embodies a shift in corporate philosophy making profitability more important than sales growth. In conjunction with the cost-reduction initiatives taken in the fourth quarter of 2008, the restructuring is expected to result in a quarterly reduction in expenses of approximately $6.5 million in the third quarter of 2010 compared with the third quarter of 2008. The Company estimates that approximately $5.5 million of the quarterly reductions will be in operating spending and that the balance of savings will be in cost of goods sold. The Company expects to record additional charges of $4.0 million to $4.5 million for severance and other costs related to the restructuring between now and the beginning of the third quarter of 2010, when the restructuring will be substantially complete.

Business Outlook – First Quarter 2009

The Company believes that first quarter 2009 revenues will decline sequentially 10 percent to 15 percent. Gross margin is expected to be about 59 percent or 60 percent. Operating expenses are anticipated to come in at approximately $29 million, which excludes an estimated $1.6 million of stock-based compensation expense. The operating expense outlook also does not include any restructuring charges that may be incurred during the first quarter of 2009 in connection with the restructuring plan. Other income is expected to be about $2 million. The tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.3 million shares.

About Actel

Actel is the leader in low-power and mixed-signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

A conference call to discuss fourth quarter results will be held Tuesday, February 3, 2009, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Forward-Looking Statements

The statements in the paragraphs under the headings “Corporate Restructuring” and “Business Outlook – First Quarter 2009” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q or 10-K, which can be found on Actel’s web site, www.actel.com. Actel’s anticipated results from its restructuring plan and its projected revenues and operating results for the first quarter of 2009 are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as a failure to achieve the full projected results of the restructuring plan, fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended			Fiscal Year Ended
	Jan. 4, 2009	Oct. 5, 2008	Jan. 6, 2008	Jan. 4, 2009	Jan. 6, 2008
unaudited		unaudited	unaudited	unaudited	unaudited
Net revenues	$52,786	$53,215	$51,769	$218,406	$197,043
Costs and expenses:
Cost of revenues	21,598	22,343	23,291	89,714	82,363
Research and development	14,851	16,995	15,475	65,658	63,726
Selling, general, and administrative	15,714	15,038	16,768	63,145	63,053
Restructuring charge	2,424	—	—	2,424	—
Amortization of acquisition- related intangibles	338 458	458	—	796	—

Total costs and expenses	54,925	54,834	55,534	221,737	209,142

Loss from operations	(2,139)	(1,619)	(3,765)	(3,331)	(12,099)
Interest income and other, net	1,335	465	2,231	5,433	8,607

Income (loss) before tax provision (benefit)	(804)	(1,154)	(1,534)	2,102	(3,492)
Tax provision (benefit)	11,688	219	(237)	13,827	(588)

Net loss	$(12,492)	$(1,373)	$(1,297)	$(11,725)	$(2,904)

Net loss per share:
Basic	$(0.48)	$(0.05)	$(0.05)	$(0.45)	$(0.11)

Diluted	$(0.48)	$(0.05)	$(0.05)	$(0.45)	$(0.11)

Shares used in computing net loss per share:
Basic	25,784	25,726	27,026	25,851	26,888

Diluted	25,784	25,726	27,026	25,851	26,888

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Fiscal Year Ended
	Jan. 4, 2009	Oct. 5, 2008	Jan. 6, 2008	Jan. 4, 2009	Jan. 6, 2008
Cost and expenses:
Non-GAAP research and development	$13,511	$15,408	$14,660	$60,761	$56,002
Adjustments related to stock based compensation and other.	1,340	1,587	815	4,897	7,724

GAAP research and development	$14,851	$16,995	$15,475	$65,658	$63,726

Non-GAAP restructuring charge	$-	$—	$—	$-	$—
Adjustments related to restructuring	2,424	—	—	2,424	—

GAAP restructuring charge	$2,424	$—	$—	$2,424	$—

Non-GAAP amortization of acquisition-related intangibles	$—	$—	$—	$—	$-
Adjustments related to amortization of acquisition-related intangibles	338	458	—	796	—

GAAP amortization of acquisition-related intangibles	$338	$458	$-	$796	$—

Non-GAAP selling, general and administrative	$14,347	$14,126	$14,564	$57,099	$54,286
Adjustments related to stock based compensation, option investigation and other	1,367	912	2,204	6,046	8,767

GAAP selling, general and administrative	$15,714	$15,038	$16,768	$63,145	$63,053

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Fiscal Year Ended
	Jan. 4, 2009	Oct. 5, 2008	Jan. 6, 2008	Jan. 4, 2009	Jan. 6, 2008
Income (loss) from operations:
Non-GAAP income from operations.	$3,330	$1,338	$1,471	$10,832	$6,609
Adjustments related to stock based compensation and other.	(5,469)	(2,957)	(5,236)	(14,163)	(18,708)

GAAP (loss) income from operations.	$(2,139)	$(1,619)	$(3,765)	$(3,331)	$(12,099)

Interest income and other, net:
Non-GAAP interest income and other, net	$1,335	$1,338	$2,231	$6,306	$8,607
Adjustments related to investment impairment	-	(873)	-	(873)	—

GAAP interest income and other, net	$1,335	$465	$2,231	$5,433	$8,607

Income (loss) before tax provision:
Non-GAAP income before tax provision.	$4,665	$2,676	$3,702	$17,138	$15,216
Adjustments related to stock based compensation and other.	(5,469)	(3,830)	(5,236)	(15,036)	(18,708)

GAAP (loss) income before tax provision.	$(804)	$(1,154)	$(1,534)	$2,102	$(3,492)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Fiscal Year Ended
	Jan. 4, 2009	Oct. 5, 2008	Jan. 6, 2008	Jan. 4, 2009	Jan. 6, 2008
Net income (loss):
Non-GAAP net income	$3,266	$1,873	$2,591	$11,997	$10,651
Adjustments related to stock based compensation, deferred tax valuation allowances, other and tax	(15,758)	(3,246)	(3,888)	(23,722)	(13,555)

GAAP net loss	$(12,492)	$(1,373)	$(1,297)	$(11,725)	$(2,904)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.13	$0.07	$0.10	$0.46	$0.39
Adjustments related to stock based compensation, deferred tax valuation allowances, other and tax	(0.61)	(0.12)	(0.15)	(0.91)	(0.50)

GAAP net loss per share	$(0.48)	$(0.05)	$(0.05)	$(0.45)	$(0.11)

Diluted:
Non-GAAP net income per share	$0.13	$0.07	$0.10	$0.46	$0.39
Adjustments related to stock based compensation, deferred tax valuation allowances, other and tax	(0.61)	(0.12)	(0.15)	(0.91)	(0.50)

GAAP net loss per share	$(0.48)	$(0.05)	$(0.05)	$(0.45)	$(0.11)

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jan. 4,
	2009	Jan. 6, 2008
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$49,639	$30,119
Short-term investments	89,111	152,609
Accounts receivable, net	11,596	18,116
Inventories	60,630	35,587
Deferred income taxes	13,893	19,350
Prepaid expenses and other current assets	6,888	10,259

Total current assets	231,757	266,040
Property and equipment, net	34,747	25,417
Long-term investments	7,807	6,442
Goodwill	35,343	30,197
Deferred income taxes	11,549	16,082
Other assets, net	22,022	19,438

	$343,225	$363,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,612	$16,972
Accrued compensation and employee benefits	11,300	6,181
Accrued licenses	3,952	4,927
Other accrued liabilities	5,238	3,941
Deferred income on shipments to distributors	24,316	26,109

Total current liabilities	59,418	58,130
Deferred compensation plan liability	4,086	5,479
Deferred rent liability	1,449	1,417
Accrued sabbatical compensation	2,739	3,380
Other long-term liabilities, net	7,208	3,718

Total liabilities	74,900	72,124
Shareholders’ equity	268,325	291,492

	$343,225	$363,616